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                                                                     EXHIBIT 5.2


                                                                  (212)-859-8000
                                                            (FAX:  212-859-4000)
August 29, 2000


WPP Group plc
27 Farm Street
London WIX 6RD
England


Ladies and Gentlemen:

            We have acted as special counsel for WPP Group plc, an English public limited company (the "Company"), in connection with the merger of an indirect, wholly owned subsidiary of the Company with and into Young & Rubicam Inc., a Delaware corporation ("Y&R"), pursuant to which Y&R will become an indirect wholly owned subsidiary of the Company (the "Merger"). In connection with the Merger, Y&R is soliciting the consent of the holders of Y&R's 3% convertible subordinated notes due 2005 (the "Notes") to adopt certain proposed amendments to the indenture, dated as of January 20, 2000, between Y&R and The Bank of New York, as trustee (the "Indenture") governing the Notes (and the related registration agreement). Pursuant to the terms of the consent solicitation and in accordance with the terms of the Indenture, upon receiving the requisite consents to adopt the proposed amendments and upon completion of the merger, WPP will, among other things, unconditionally guarantee (the "Guarantee") Y&R's payment obligations under the Notes to the fullest extent permitted by law pursuant to a Second Supplemental Indenture between the Company, Y&R and The Bank of New York (the "Second Supplemental Indenture").

            This opinion is delivered to you in connection with the Registration Statement on Form F-4 filed by the Company with the Securities and Exchange Commission (the "SEC") (Reg. No. 333-43650) and the related Registration Statement on Form S-4 filed by Y&R with the SEC (Reg. No. 333-43640) (the "Registration Statements"). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.


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WPP Group plc                                                    August 29, 2000

            In connection with this opinion, we have (i) investigated such questions of law, (ii) examined original or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company and Y&R, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company and Y&R as we have deemed necessary or appropriate for the purposes of this opinion. Additionally, for purposes of this opinion, we have examined, among other documents, the following:

            (a) the Registration Statements;

            (b) the Indenture;

            (c) the form of the First Supplemental Indenture between the
                Company, Y&R and The Bank of New York (the "First Supplemental Indenture"); and

            (d) the form of the Second Supplemental Indenture (together with the
                First Supplemental Indenture, the "Supplemental Indentures").

The documents referred to in items (a) through (d) above, inclusive, are referred to herein collectively as the "Documents."

            In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinion expressed herein, we have relied upon, and assume the accuracy of, oral or written statements and other information of or from officers and representatives of the Company, Y&R and others and assume compliance on the part of all parties to the Documents with their covenants and agreements contained therein.

            To the extent it may be relevant to the opinion expressed herein, we have assumed that the parties to the Documents (other than the Company) are duly incorporated or organized, validly existing and in good standing under the laws of their respective jurisdiction of incorporation or organization, have the power and authority to enter into and perform their respective obligations under the Documents, that the Documents have been (or will be) duly authorized, executed and delivered by, and that the Documents constitute (or, upon execution and delivery thereof, will constitute) legal, valid and binding obligations of such parties enforceable against such parties in accordance with their terms. Additionally, we have assumed that the


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WPP Group plc                                                    August 29, 2000

parties to the Documents will comply with all of their obligations under the Documents and all laws applicable thereto.

            In addition, with your permission, we have assumed, based on the opinion of Allen & Overy, dated August 29, 2000 and delivered to the Company that (1) the Company is duly incorporated and validly existing as a public company with limited liability under the laws of England, and (2) the Supplemental Indentures have been duly authorized by the Company. We have also assumed that the Supplemental Indentures will be duly executed and delivered by the Company.

            Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, and in reliance on the opinion of other counsel as set forth above, we are of the opinion that, upon the execution and delivery of the Second Supplemental Indenture by the Company and the other parties thereto, the Guarantee pursuant to the Second Supplemental Indenture will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with the terms of the Guarantee as set forth in the Second Supplemental Indenture.

            The opinion set forth above is subject to the following qualifications:

            (A)   We express no opinion as to:

                  (i) the legality, validity, binding effect or enforceability of any provision of the Indenture or the Supplemental Indentures relating to indemnification, contribution or exculpation (I) in connection with violations of any applicable laws, statutory duties or public policy, or (II) in connection with willful, reckless or unlawful acts or gross negligence of the indemnified or exculpated party or the party receiving contribution, or (III) under circumstances involving the negligence of the indemnified or exculpated party or the party receiving contribution in which a court might determine the provision to be unfair or insufficiently explicit;

                  (ii) the legality, validity, binding effect or enforceability of any provision of the Indenture or the Supplemental Indentures related to (I) forum selection or submission to jurisdiction (including, without limitation, any waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York, or (II) choice of governing law to the extent that the legality, validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York or a federal district court


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WPP Group plc                                                    August 29, 2000

            sitting in the State of New York, in each case, applying the choice of law principles of the State of New York; and

                  (iii) the enforceability of any provision of the Indenture or the Supplemental Indentures specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of the Indenture or Supplemental Indentures.

            (B) Our opinion is subject to (i) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance and other similar laws affecting creditors' rights and remedies generally, and (ii) general principles of equity including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

            The opinion expressed herein is limited to the laws of the United States of America and the laws of the State of New York, as currently in effect. The opinion expressed herein is given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein after the date hereof or for any other reason.

            We hereby consent to the use of our opinion as an exhibit to the Registration Statements and to the reference to our firm under the caption "Legal Matters" in the consent solicitation and prospectus forming part of the Registration Statements. In giving such consent, we do not admit that we are "experts" within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the SEC issued thereunder with respect to any part of the Registration Statements, including this exhibit.


                                           Very truly yours,

                             /s/ FRIED, FRANK, HARRIS, SHRIVER & JACOBSON

                             By: /s/ Kenneth R. Blackman
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